UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002
(Addresses of principal executive offices and zip codes)

Registrant's telephone number, including area code: (713) 830-2000

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Amended and Restated Employment Agreement with John B. (Thad) Hill
On May 16, 2017 (the “Effective Date”), Calpine Corporation (the “Company”) entered into an amended and restated employment agreement with John B. (Thad) Hill III, the Company’s President and Chief Executive Officer (the “Agreement”), which replaced the original employment agreement entered into between the Company and Mr. Hill, effective as of the Company’s 2014 annual meeting of shareholders (the “Prior Agreement”). The Agreement has a three-year term. Under the Agreement, Mr. Hill is entitled to an annual base salary of at least $1,200,000 and an annual target cash performance bonus equal to 110% of annual base salary, with a maximum annual performance bonus opportunity of two times Mr. Hill’s target bonus. The Agreement provides that Mr. Hill is entitled to receive a special supplemental grant of long-term incentive awards under the Company’s 2017 Equity Incentive Plan with a target value equal to 25% of his base salary, composed of the following types of awards: 40% restricted stock, 30% stock options and 30% performance share units. As of the Effective Date, Mr. Hill received a grant of 9,677 shares of restricted stock, 15,571 stock options and 6,706 performance share units. The terms of the equity awards are intended to be consistent with the terms of the equity awards granted to employees in February 2017. The restricted stock awards vest ratably over a three-year service period on each of the first, second and third anniversaries of the grant date subject to forfeiture upon termination and acceleration upon certain events including death, disability, and a Change in Control (as defined in the 2017 Equity Incentive Plan). The stock options (which have an exercise price equal to the grant-date price) have a three year cliff vesting requirement subject to acceleration upon certain events including death, disability, and a Change in Control. The performance share units will vest and be paid in cash based on the Company’s absolute shareholder returns over the period from May 16, 2017 through May 15, 2020, subject to the Compensation Committee’s certification of performance results following the completion of the performance cycle, subject to acceleration upon certain events including death, disability, and a Change in Control.
The Agreement gives Mr. Hill the right to payments and benefits upon certain terminations of Mr. Hill’s employment, upon his death or disability, and upon a change in control. Specifically, upon a termination of Mr. Hill’s employment by the Company without cause or by Mr. Hill for good reason, the Agreement provides that Mr. Hill will be entitled to receive: (i) all accrued obligations; (ii) a lump-sum cash payment equal to 2.0 times the sum of (A) Mr. Hill’s highest base salary in the three years preceding the termination, plus (B) Mr. Hill’s highest target bonus for the year of termination; (iii) a pro-rata annual bonus calculated based on actual Company performance and the number of days in the year of termination that Mr. Hill was employed by the Company; (iv) reimbursement of outplacement benefits for 24 months; (v) pro-rata vesting of all equity awards, calculated based on the portion of the vesting period that Mr. Hill was employed with the Company, and for performance-based awards, based on actual Company performance for the full performance period; and (vi) a monthly payment for a period of 24 months equal to the monthly premium paid by other former employees for continuation coverage under the Company’s health plans (the “Additional Payment”). In the event Mr. Hill experiences the same termination of employment in connection with a change in control, the Agreement provides that he will be entitled to receive the same payments described immediately above with the following exceptions: (x) the multiple for his lump-sum cash payment will be 2.99 rather than 2.0 and the portion of such payment calculated based on his annual bonus will be calculated based on the higher of his target bonus for the year of termination or the year of the change in control, and (y) Mr. Hill will be entitled to the Additional Payment for a period of 36 months rather than 24 months.
In the event Mr. Hill experiences a disability or death during the term of the Agreement, the Company will pay him or his estate: (i) all accrued obligations; (ii) a full annual bonus calculated based on actual Company performance; (iii) full vesting of all equity awards, including vesting of performance-based awards assuming a target level of performance; and (iv) payment of the Additional Payment for a period of 18 months.
If either the Company or Mr. Hill provides the other party with notice of non-renewal of the Agreement at least six months prior to the end of the Agreement’s term and Mr. Hill’s employment terminates on the last day of the Agreement’s term, then upon such termination: (A) all stock options, stock appreciation rights, and performance share units outstanding as of the last day of the term of the Agreement will continue to vest pursuant to their terms as if Mr. Hill were still employed through each remaining vesting date or the end of the performance period, as applicable, and (B) all restricted stock, restricted stock units, and other awards outstanding on the last day of the term of the Agreement and not addressed in the preceding clause (B) will vest and be settled upon such termination of employment.
In the event of a change in control, all equity or equity-based awards outstanding and held by Mr. Hill as of such date will vest. All performance share units outstanding will be settled based on the greater of (x) the actual achievement of the applicable performance conditions through the date of the change in control or (y) 100% of target.
Mr. Hill is generally required to sign a release of claims in order to receive the termination benefits described above but he will not be required to execute a release of claims as a condition of receiving any benefits upon his termination of employment in connection with a change in control. Further, if any benefit payable to Mr. Hill is subject to the excise tax imposed by Section 4999 of the Code, then such payments shall be reduced until the payments are no longer subject to such tax; provided, however, that if the net amount of such payments after all such excise taxes are paid would be greater than the reduced amount, the Company will pay the full amount due to Mr. Hill without any reductions.
Consistent with the Prior Agreement, the Agreement requires Mr. Hill to own shares of common stock of the Company equal to at least five times his base salary by the fifth anniversary of the effective date of the Prior Agreement. However, pursuant to the Company’s stock ownership policy, Mr. Hill is required to hold shares equal to at least six times his base salary by January 1, 2020.

The Agreement contains an affirmation that the terms of the restrictive covenant agreement dated September 1, 2008 are incorporated in the Agreement by reference. In addition, Mr. Hill will be required to repay any after-tax portion of this annual cash bonus received for any year in which he commits a willful and intentional act that directly results in a material restatement of the Company’s earnings. Amounts paid pursuant to the Agreement will also be subject to clawback by the Company to the extent necessary to comply with applicable law and/or any policy adopted by the Board of Directors of the Company.
There are no arrangements or understandings between Mr. Hill and any other person pursuant to which he was selected as an officer. Mr. Hill does not have any familial relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Hill has an interest requiring disclosure under Item 404(a) of Regulation S-K.
The foregoing summary is not complete and is qualified in its entirety by reference to the complete copy of the agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Executive Employment Agreement between the Company and John B. (Thad) Hill, dated May 16, 2017.†
__________

†	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: May 18, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Executive Employment Agreement between the Company and John B. (Thad) Hill, dated May 16, 2017.†
__________

†	Management contract or compensatory plan or arrangement.